Exhibit 23.2
Data & Consulting Services
Division of Schlumberger Technology Corporation
1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906
CONSENT OF SCHLUMBERGER DATA AND CONSULTING SERVICES
     We consent to the use in the Registration Statement on Form S-8 of Quicksilver Gas Services LP of our report dated February 7, 2007 relating to the reserve and economic evaluation of proved reserves of certain Quicksilver Resources Inc. Texas oil and gas interests as of December 31, 2006.

SCHLUMBERGER DATA AND CONSULTING SERVICES
By:	/s/ Charles M. Boyer
	Name:	Charles M. Boyer II, P.G.
	Title:	Operations Manager Pittsburgh Consulting Services

Pittsburgh, Pennsylvania
August 8, 2007